Exhibit 31: CERTIFICATIONS
Re:
Morgan Stanley Capital I Trust 2007-IQ13 (the "Trust"), Commercial
Mortgage Pass-Through Certificates, Series 2007-IQ13, issued pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2007 (the
"Pooling and Servicing Agreement"), among Morgan Stanley Capital I
Inc., as depositor (the "Depositor"), Wells Fargo Bank, N.A., as general master servicer (the "General Master Servicer"), LNR Partners, Inc. as
general special servicer (the "General Special Servicer"), NCB, FSB, as master servicer with respect to the NCB, FSB Loans only (the "NCB
Master Servicer"), National Consumer Cooperative Bank, as special servicer with respect to the Co-op Mortgage Loans only(the "Co-op
Special Servicer") and U.S. Bank National Association, as trustee, paying agent and certificate registrar (the "Trustee").
I, Warren Friend, the senior officer in charge of securitization of the Depositor, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of Morgan Stanley
Capital I Trust 2007-IQ13 (the "Exchange Act Periodic Reports");

2. Based on my knowledge, the Exchange Act Periodic Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the
Exchange Act Periodic Reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act Periodic
Reports, the servicers have fulfilled their obligations under the Pooling and Servicing Agreement or the applicable sub-servicing agreement or primary servicing agreement in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-
backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item
1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.
In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:
Wells Fargo Bank, N.A., as General Master Servicer;
NCB, FSB, as NCB Master Servicer;
LNR Partners, Inc., as General Special Servicer;
National Consumer Cooperative Bank, as Co-op Special Servicer;
U.S. Bank National Association, as Trustee;
SunTrust Bank, as Primary Servicer;
Capmark Finance Inc., as master servicer and primary servicer for the RREEF
Portfolio loan, and as sub-contractor for Wells Fargo Bank, National Association;
J.E. Robert Company, Inc., as special servicer for the RREEF Portfolio loan; and
Wells Fargo Bank, National Association, as Custodian of the RREEF Portfolio
loan.

Dated: _March 31, 2008_________________________

By: /s/ Warren Friend_________

Name: Warren Friend

Title: Vice President
(senior officer in charge of securitization of the depositor)

MORGAN STANLEY CAPITAL I INC.